UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

    Manitowoc Foodservice, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37548	47-4625716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    2227 Welbilt Boulevard, New Port Richey, Florida 34655

(Address of principal executive offices, including ZIP code)

                             (727) 853-3079

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Manitowoc Foodservice, Inc. (the “Company”) has entered into employment agreements with certain members of its senior management team. The Company has now adopted a form employment agreement for use with members of its senior management team and, on April 27, 2016 (the “Commencement Date”), the Company entered into its form employment agreement (each an “Employment Agreement,” and collectively, the “Employment Agreements”) with the following three named executive officers who did not previously have such agreements: Josef Matosevic, Maurice D. Jones and Richard N. Caron (the “Executive Officers”).

Under the terms of the Employment Agreements, Mr. Matosevic will continue to serve as Senior Vice President and Chief Operating Officer of the Company; Mr. Jones will continue to serve as Senior Vice President, General Counsel and Secretary of the Company; and Mr. Caron will continue to serve as Senior Vice President Innovation of the Company.

The Employment Agreements set forth the Executive Officers’ compensation and benefits. Messrs. Matosevic, Jones and Caron will have annual base salaries of $430,000, $418,180 and $342,916, respectively, subject to potential increase from time to time. Messrs. Matosevic, Jones and Caron will also be eligible to participate in the Company’s Short Term Incentive Plan with target incentive compensation levels of 70%, 65% and 50% of base salary, respectively, and will be eligible to receive long-term incentive awards under the Company’s Omnibus Incentive Plan.

The Employment Agreements provide that the Executive Officers are eligible to participate in the Company’s 401(k) Retirement Plan and in its Deferred Compensation Plan and to receive health, dental and life insurance under the Company’s plans. The Employment Agreements also provide that the Executive Officers will be provided with other benefits customarily offered to the Company’s executive officers, including four weeks’ vacation per year, paid holidays (currently 11 per year), a car allowance of $900 per month and reimbursement of tax preparation and financial planning fees up to a maximum of $10,000 per year. Mr. Matosevic and Mr. Caron will be eligible for relocation services consistent with Company policy.

The Employment Agreements provide that if the Executive Officer’s employment is terminated by the Company without Cause (as defined in the Employment Agreements) or by the Executive Officer with Good Reason (as defined in the Employment Agreements), subject to the execution of a release of any and all claims or potential claims against the Company, the Executive Officer will be entitled to receive a severance payment. Mr. Matosevic’s and Mr. Caron’s severance payment will equal 12 months’ base salary, plus an amount equal to the pro rata annual incentive compensation for the year of termination based on actual performance, plus an amount equal to 100% of the targeted annual incentive compensation amount for the year of termination, paid over a 12-month period. In view of Mr. Jones’s long tenure with the Company (and its former parent, The Manitowoc Company, Inc.), Mr. Jones’s severance payment will equal 18 months’ base salary, plus an amount equal to the pro rata annual incentive compensation for the year of termination based on actual performance, plus an amount equal to 150% of the targeted annual incentive compensation amount for the year of termination, paid over an 18-month period. Each Executive Officer’s severance payments are subject to offset by the amount of any base salary, short-term incentive compensation or cash compensation earned by the Executive Officer or to which the Executive Officer is entitled during the severance pay period: (i) from any subsequent employer following the termination of his employment with the Company, or (ii) from the Company under any Contingent Employment Agreement. If Mr. Matosevic’s or Mr. Caron’s employment is terminated by the Company without Cause or by the Executive Officer with Good Reason, then all outstanding equity awards granted to the Executive Officer prior to the year of termination will be deemed fully vested (provided, in the case of certain performance-based equity awards granted after 2016, that specified performance goals have been attained). If Mr. Jones’s employment is terminated by the Company without Cause or by him with Good Reason, then all outstanding equity awards granted to him prior to 2016 will be deemed fully vested, and if he terminates his employment at or after December 31, 2016 for any reason, in addition to all other outstanding equity awards that vest, one-third of the 2016 equity award will be deemed to vest. If Mr. Jones terminates employment effective at or after December 31, 2016 for any reason, it will constitute a termination for Good Reason entitling him to the severance benefits described above. If an Executive Officer is terminated for Cause, payment of all compensation from the Company to the Executive Officer will immediately cease, except for any compensation accrued but unpaid through the date of termination.

If an Executive Officer is unable to perform his duties under his Employment Agreement due to his disability, his Employment Agreement will terminate, and, upon such termination, he will continue to receive his standard compensation, reduced by any disability payment to which he may be entitled in lieu of such compensation, until the first anniversary of the Commencement Date. If the Executive Officer dies prior to a separation from service with the Company, all payments and rights to compensation and benefits under the Employment Agreements to the Executive Officer will immediately cease, except for any compensation and benefits accrued but unpaid through the date of death.

Under the terms of the Employment Agreements, the Company will maintain Director and Officer insurance coverage for the Executive Officers consistent with that provided to other Company directors and officers and provide the Executive Officers with indemnification as permitted by law. Additionally, the Company will secure appropriate tail coverage in order to protect the Executive Officers for actions while they rendered their services as an officer of the Company.

In connection with entering into the Employment Agreements, the Executive Officers also agreed to terms concerning the protection of confidential information and intellectual property, as well as the non-solicitation of employees and the non-solicitation of customers.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Form of Employment Agreement (for Josef Matosevic, Maurice D. Jones and Richard Caron)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITOWOC FOODSERVICE, INC.

Date: April 28, 2016	By:	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

MANITOWOC FOODSERVICE, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of April 27, 2016

Exhibit Number	Description

(10.1)	Form of Employment Agreement (for Josef Matosevic, Maurice D. Jones and Richard Caron)